EXHIBIT 10.10

                          GREEN MOUNTAIN CAPITAL, INC.

                                 PROMISSORY NOTE

$600,000                                                       November 14, 2006

FOR VALUE RECEIVED, GREEN MOUNTAIN CAPITAL, INC., a Nevada corporation (hereinafter called "Borrower" or the "Company"), hereby promises to pay to ___________ ("Holder"), or order, the sum of Six Hundred Thousand ($600,000) Dollars, with interest accruing at the annual rate of ten (10.0%) percent, on March 31, 2007(the "Maturity Date").

The following terms shall apply to this Note:

                                    ARTICLE I

                           PAYMENT RELATED PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen (15.0%) percent per annum shall apply to the amounts owed hereunder calculated from the date of the default. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law and automatically shall be reduced to such maximum amount.

1.2 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note on the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the "Debt."

1.3 Repayment. This Note shall be repaid from the first proceeds of the Borrower's issuance of Senior Promissory Notes. If the Borrower's Senior Promissory Notes do not provide adequate funds to pay the principal and accrued interest on this Note, Borrower shall continue to be obligated to repay the unpaid principal amount of this Note, in accordance with the terms hereof.

                                   ARTICLE II

                                EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an "Event of Default") shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days.

2.2 Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note and such breach continues for a period of ten (10) days after written notice to the Borrower from the Holder.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

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2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                                   ARTICLE III

                            REPRESENTATIONS BY HOLDER

      Holder represents and warrants to Borrower as follows:

3.1 To the best of his knowledge, Holder has received and examined all information, including financial statements, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 The Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables.

3.3 The Holder hereby certifies that Holder is an "Accredited Investor" (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) because at least one of the following statements is applicable to Holder:

      (a) Holder is an Accredited Investor because the Holder had individual income of more than $200,000 in each of the two prior calendar years and reasonably expects to have individual income in excess of $200,000 during the current calendar year.

      (b) The Holder is an Accredited Investor because the Holder and his spouse together had income of more than $300,000 in each of the two prior calendar years and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

      (c) The Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his spouse have a joint net worth of more than $1,000,000.


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

      (d) The Holder is an Accredited Investor because the Holder has total assets in excess of $5,000,000.

3.4 Holder is acquiring this Note for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note (a) has not been registered under applicable securities laws, (b) will be a "restricted security" as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder's representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.6 Holder has reviewed and understands Borrower's (i) Annual Report on Form 10-KSB for the fiscal year ended January 31, 2006, filed with the Securities and Exchange Commission ("SEC") on May 10, 2006; Current Report on Form 8-K, filed with the SEC on June 7, 2006; (iii) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed with the SEC on August 21, 2006; and (iv) all other Current Reports on Form 8-K filed since the filing of its last Form 10-KSB.

3.7 Holder has had this Note and any other documents executed in connection herewith reviewed by his own counsel.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, or if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied. For the purposes hereof, the addresses and fax numbers of the Holder and the Borrower are as set forth on the signature page hereof. Both Holder and Borrower may change the address and fax number for service by service of written or fax notice to the other as herein provided.

4.3 Definition of Note. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.


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4.4 Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

4.6 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

4.7 No Amendment. This Note shall not be amended without the prior written consent of the Holder.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the Fourteenth day of November, 2006.

GREEN MOUNTAIN CAPITAL, INC.


By:_/s/ Charlie Yiasemis
Name: Charlie Yiasemis
Title: President & Chief Executive Officer

Address for Notices to Borrower: C/O Internet Telecommunications Plc, 46 Clerkenwell Close, London, EC1R 0AT, United Kingdom

Fax: 011-44-207-216-9001_____________________

Address for Notices to Holder:

Fax: ___________


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